UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒          Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS CREDIT OPPORTUNITIES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

April 28, 2022

Dear Fellow Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of FS Credit Opportunities Corp. (the “Company”) to be held on June 22, 2022 at 3:00 p.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112 (the “Annual Meeting”).

The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the Annual Meeting, which includes, in addition to certain other proposals, a series of proposals the Company believes will position it to potentially effect a future listing of the Company’s outstanding shares of common stock on the New York Stock Exchange (the “Listing”), following the Company’s recent conversion from FS Global Credit Opportunities Fund, a Delaware statutory trust, into a Maryland corporation. The Listing is expected to occur prior to the end of the Company’s third fiscal quarter on September 30, 2022, subject to market conditions and final board approval. There can be no assurance that the Company will be able to complete the Listing in the expected timeframe or at all. As previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on March 8, 2022, the Company believes that the Listing will provide its stockholders with enhanced liquidity of their shares.

Your vote is very important! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting stockholder votes.

The Notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the Annual Meeting. At the Annual Meeting, you will be asked to:

(i)    elect five directors to the Company’s Board of Directors as outlined below;

Class I Directors to Serve until 2023 Annual Meeting of Stockholders

Barbara J. Fouss and Walter W. Buckley, III

Class II Directors to Serve until 2024 Annual Meeting of Stockholders

Robert N.C. Nix, III and Philip E. Hughes, Jr.

Class III Director to Serve until 2025 Annual Meeting of Stockholders

Michael C. Forman

(ii)    approve an amended and restated investment advisory agreement between the Company and FS Global Advisor, LLC, its investment adviser, which will be entered into and become effective upon the Listing, that would (a) reduce the annual base management fees payable by the Company to the Company’s investment adviser from an annual rate of 1.5% to an annual rate of 1.35% of the Company’s average daily gross assets, and (b) amend the structure of the incentive fee on income in a manner that would express the “hurdle rate” required for the investment adviser to earn, and be paid, the incentive fee as a percentage of the Company’s net assets rather than adjusted capital; and

(iii)    approve a provision in the Company’s articles of incorporation that would limit the ability of the holders of the Company’s shares of common stock to sell or otherwise transfer such shares in the 180-day period following the Listing, as is generally consistent with that implemented by other similarly situated closed-end funds and business development companies.

In addition to these proposals, you may be asked to consider any other matters that properly may be presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, including proposals to adjourn the Annual Meeting with respect to proposals for which insufficient votes to approve were cast, and, with respect to such proposals, to permit further solicitation of additional proxies by the Company.

The Company’s board of directors unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. If you are unable to attend the Annual Meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card.

Your vote and participation in the governance of the Company is very important.

Sincerely yours,

Michael C. Forman
Chairman and Chief Executive Officer

FS CREDIT OPPORTUNITIES CORP.

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2022

To the Stockholders of FS Credit Opportunities Corp.:

NOTICE IS HEREBY GIVEN THAT the 2022 Annual Meeting of Stockholders of FS Credit Opportunities Corp., a Maryland corporation (the “Company”), will be held at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, on June 22, 2022 at 3:00 p.m., Eastern Time (the “Annual Meeting”), to:

(i)    elect five directors to the Company’s Board of Directors as outlined below;

Class I Directors to Serve until 2023 Annual Meeting of Stockholders

Barbara J. Fouss and Walter W. Buckley, III

Class II Directors to Serve until 2024 Annual Meeting of Stockholders

Robert N.C. Nix, III and Philip E. Hughes, Jr.

Class III Director to Serve until 2025 Annual Meeting of Stockholders

Michael C. Forman

(ii)    approve an amended and restated investment advisory agreement between the Company and FS Global Advisor, LLC, its investment adviser, which will be entered into and become effective upon a future listing (the “Listing”) of the Company’s outstanding shares of common stock on the New York Stock Exchange, that would (a) reduce the annual base management fees payable by the Company to the Company’s investment adviser from an annual rate of 1.5% to an annual rate of 1.35% of the Company’s average daily gross assets, and (b) amend the structure of the incentive fee on income in a manner that would express the “hurdle rate” required for the investment adviser to earn, and be paid, the incentive fee as a percentage of the Company’s net assets rather than adjusted capital; and

(iii)    approve a provision in the Company’s articles of incorporation that would limit the ability of the holders of the Company’s shares of common stock to sell or otherwise transfer such shares in the 180-day period following the Listing, as is generally consistent with that implemented by other similarly situated closed-end funds and business development companies.

The board of directors has fixed the close of business on April 21, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof.

The Company’s proxy statement and the proxy card are available at www.proxyvote.com. If you plan on attending the Annual Meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. If your shares are held through a broker and you attend the Annual Meeting in person, please bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote your shares at the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

By Order of the Board of Directors,

Stephen S. Sypherd
Vice President, Treasurer & Secretary

April 28, 2022

Stockholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the board of directors of the Company. You may execute the proxy card using the methods described in the proxy card. Executing the proxy card is important to ensure a quorum at the Annual Meeting. Stockholders also have the option to authorize their proxies by telephone or through the Internet by following the instructions printed on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

FS CREDIT OPPORTUNITIES CORP.

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2022

PROXY STATEMENT

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of FS Credit Opportunities Corp., a Maryland corporation (the “Company”), for use at the 2022 Annual Meeting of Stockholders of the Company to be held at 3:00 p.m., Eastern Time, on June 22, 2022, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof (the “Annual Meeting”). This proxy statement and the accompanying materials are being mailed on or about April 29, 2022 to stockholders of record described below and are available at www.proxyvote.com.

All properly executed proxies representing shares of common stock, par value $0.001 per share (the “Common Shares”), or shares of preferred stock of the Company (the “Preferred Shares”, and together with the Common Shares” the “Shares”)1 received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR the proposals to:

(i)    elect five directors (each, a “Director”, and collectively, “Directors”) to the Company’s Board as outlined below;

Class I Directors to Serve until 2023 Annual Meeting of Stockholders

Barbara J. Fouss and Walter W. Buckley, III

Class II Directors to Serve until 2024 Annual Meeting of Stockholders

Robert N.C. Nix, III and Philip E. Hughes, Jr.

Class III Director to Serve until 2025 Annual Meeting of Stockholders

Michael C. Forman

(the “Director Election Proposal”);

(ii)    approve an amended and restated investment advisory agreement between the Company and FS Global Advisor, LLC, its investment adviser (the “Adviser”), which will be entered into and become effective upon a future listing (the “Listing”) of the outstanding Common Shares on the New York Stock Exchange, that would (a) reduce the annual base management fees payable by the Company to the Company’s investment adviser from an annual rate of 1.5% to an annual rate of 1.35% of the Company’s average daily gross assets, and (b) amend the structure of the incentive fee on income in a manner that would express the “hurdle rate” required for the investment adviser to earn, and be paid, the incentive fee as a percentage of the Company’s net assets rather than adjusted capital (the “Advisory Agreement Amendment Proposal”); and

(iii)    approve a provision in the Company’s articles of incorporation (the “Charter”) that would limit the ability of the holders of the Company’s shares of common stock to sell or otherwise transfer such shares in the 180-day period following the Listing, as is generally consistent with that implemented by other similarly situated closed-end funds and business development companies (the “Transfer Restrictions Proposal” and together with the Director Election Proposal and the Advisory Agreement Amendment Proposal, the “Proposals”).

[1]

Unless otherwise specified, references to “Shares” refer to both the Common Shares and the Preferred Shares, and references to “stockholders” refer to holders of the Common Shares and the Preferred Shares, voting together as a single class. Each full outstanding Common Share or Preferred Share is entitled to one vote on each matter submitted to a vote at the Annual Meeting.

Even if approved by the Company’s stockholders, none of the following Proposals will be implemented unless and until the Listing occurs: (i) Advisory Agreement Amendment Proposal and (ii) the Transfer Restrictions Proposal (which will remain subject to the approval of the Board) (collectively, the “Contingent Proposals”). If the Contingent Proposals are approved and the Listing does not occur by March 31, 2023, the Company will return to stockholders for reapproval of the Contingent Proposals before implementing any of them.

Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to any proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

Stockholders of the Company are entitled to one vote for each Common Share or Preferred Share held. Under the Charter of the Company, one-third of the number of Shares entitled to cast votes, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting.

Adjournments

In the event that a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice, other than the announcement at the Annual Meeting to permit further solicitation of proxies. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If it appears that there are not enough votes to approve any proposal at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days after the record date originally fixed for the Annual Meeting without notice, other than announcement at the Annual Meeting, to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment.

If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Record Date

The Board has fixed the close of business on April 21, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof. As of the Record Date, there were 197,119,537 Common Shares outstanding and 400,000 Preferred Shares outstanding.

Required Vote

Proposal	Vote Allowed and Impact	Vote Required
Proposal 1 - Director Election Proposal	Each of Walter W. Buckley, III, Philip E. Hughes, Jr. and Michael C. Forman is to be elected by the holders of the Common Shares and the Preferred Shares, voting together as a single class. Each of	Each director nominee shall be elected by a plurality of all the votes cast at the Annual Meeting, provided that a quorum is present. Plurality voting means that the director nominee with the most

Proposal	Vote Allowed and Impact	Vote Required
	Barbara J. Fouss and Robert N.C. Nix, III is to be elected by the holders of the Preferred Shares. Abstentions and Shares represented by broker non-votes will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Director Election Proposal. There will be no cumulative voting with respect to the Director Election Proposal.	votes for a particular seat is elected for that seat. Each Share may be voted for as many individuals as there are director nominees and for whose election the share is entitled to be voted.

Proposal 2 - Advisory Agreement Amendment Proposal	Holders of the Common Shares and the Preferred Shares may vote for, against or abstain from voting for the Advisory Agreement Amendment Proposal. Abstentions and Shares represented by broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Advisory Agreement Amendment Proposal. Even if approved by the Company’s stockholders, the Advisory Agreement Amendment Proposal will not be implemented unless and until the Listing occurs.	The approval of the Advisory Agreement Amendment Proposal requires the affirmative vote of the holders of the Common Shares and the Preferred Shares, voting together as a single class, holding a majority of the outstanding Shares entitled to vote at the Annual Meeting. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a majority of the outstanding Shares may be the lesser of: (a) 67% of the Shares at the Annual Meeting if the holders of more than 50% of the outstanding Shares are present or represented by proxy or (b) more than 50% of the outstanding Shares.

Proposal 3 - Transfer Restrictions Proposal	Holders of the Common Shares may vote for, against or abstain from voting for the Transfer Restrictions Proposal. Abstentions and Shares represented by broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Transfer Restrictions Proposal. Even if approved by the Company’s stockholders, the Transfer Restrictions Proposal will not be implemented unless and until the Listing occurs, and will remain subject to the final approval of the Board. The Board has the discretion to	The approval of the Transfer Restrictions Proposal requires the affirmative vote of the holders of a majority of the Common Shares cast, provided that a quorum is present.

Proposal	Vote Allowed and Impact	Vote Required
waive the application of the transfer restrictions as to any particular holder of the Common Shares without making such waiver applicable to the entire class of the holders of the Common Shares; however, the Board currently intends that any such waiver would be applicable to the entire class of the holders of the Common Shares or, if not applicable to the entire class, any such waiver would be based on an objective set of criteria. Further, the Board has retained the absolute discretion to withdraw the Transfer Restrictions Proposal at any time prior to the Annual Meeting and the Board has retained for itself the absolute authority to reject (and not implement) the Transfer Restrictions Proposal (even after approved by the stockholders) if it subsequently determines that the Transfer Restrictions Proposal, for any reason, is not then in the best interests of the Company and its stockholders.

Broker Non-Votes

Brokers, bankers and other nominees who hold Shares on behalf of their customers may not give a proxy to the Company to vote those Shares with respect to the Proposals without specific instructions from their customers, as banks, brokers and other nominees do not have discretionary voting power on “non-routine” matters like the Proposals. When a bank, broker or other nominee refrains from voting your Shares on a particular proposal because the bank, broker or other nominee has not received your instructions and has discretionary authority to vote on the “routine” matters to be considered, it is called a “broker non-vote.” Because there are no routine matters to be considered at the Annual Meeting, there should be no broker non-votes. Therefore, if you are a stockholder of the Company and you do not instruct your bank, broker or other nominee on how to vote your Shares, your bank, broker or other nominee may not vote your Shares on the Proposals, which will have no effect on the vote count for each of the Proposals, assuming a quorum is present for each such Proposal.

Householding

Mailings for multiple stockholders going to a single household are combined by delivering to that address, in a single envelope, a copy of the documents (annual reports, proxy statements, etc.) or other communications for all stockholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”). If you do not want to continue to receive combined mailings of Company communications and would prefer to receive separate mailings of Company communications, and you are a registered stockholder, please contact the Company’s transfer agent, DST Systems, Inc. by phone at (877) 628-8575 or by mail to FS Credit Opportunities Corp., c/o DST Systems, Inc., P.O. Box 219095, Kansas City, Missouri 64121-9095. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account to discontinue combined mailings of Company communications.

Voting

You may vote at the Annual Meeting in person or by proxy in accordance with the instructions provided below. You may also authorize a proxy by telephone or through the Internet using the toll-free telephone number or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link. Stockholders of the Company are entitled to one vote for each Share held.

When voting by proxy and mailing your proxy card, you are required to:

•	indicate your instructions on the proxy card;

•	date and sign the proxy card;

•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

•	allow sufficient time for the proxy card to be received on or before 3:00 p.m., Eastern Time, on June 22, 2022.

The Company’s proxy statement and the proxy card are available at www.proxyvote.com. If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. If your Shares are held through a broker and you attend the Annual Meeting in person, please bring a letter from your broker identifying you as the beneficial owner of the Shares and authorizing you to vote your Shares at the Annual Meeting.

Other Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders and the proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company and its affiliates (without special compensation therefor). The Company has also retained Broadridge Investor Communication Solutions, Inc. to assist in the solicitation of proxies for an estimated fee of approximately $200,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Annual Reports

The Company will furnish to its stockholders, free of charge, a copy of its most recent annual and semi-annual reports upon request to FS Credit Opportunities Corp., Attn: Investor Relations, 201 Rouse Boulevard, Philadelphia, PA 19112.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of April 15, 2022, the beneficial ownership of the Company’s current directors, executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Common Shares, and all of the Company’s executive officers and directors as a group.

Except as set forth in Appendix A, to the knowledge of the Company, as of April 15, 2022, no person was the beneficial owner of more than 5% of the Company’s outstanding Preferred Shares. The Company’s current directors and executive officers do not own any of the Company’s outstanding Preferred Shares.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and includes voting or investment power with respect to the Shares. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of April 15, 2022. Ownership information for those persons who beneficially own 5% or more of the Shares is based upon information furnished by the Company’s transfer agent and other information provided by such persons, if available.

	Common Shares Beneficially Owned as of April 15, 2022
Name and Address of Beneficial Owner(1)	Number of Common Shares	Percentage (%)(2)
Interested Directors
Michael C. Forman	415,167	*

Independent Directors

Barbara J. Fouss	9,723	*
Walter W. Buckley, III	15,861	*
Philip E. Hughes, Jr.	7,788	*
Robert N.C. Nix, III	—	—

Executive Officers

Edward T. Gallivan, Jr.	—	—
Stephen S. Sypherd	16,241	*
James F. Volk	—	—

All directors and executive officers as a group (8 persons)	464,780	*

*	Less than one percent.
(1)	The address of each of the beneficial owners set forth above is c/o FS Credit Opportunities Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.
(2)	Based on a total of 197,119,537 Common Shares issued and outstanding on April 15, 2022.

DOLLAR RANGE OF SECURITIES BENEFICIALLY OWNED BY DIRECTORS

The following table sets forth, as of April 15, 2022, the dollar range of the Company’s equity securities that are beneficially owned by each member of the Board.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Michael C. Forman	Over $100,000

Independent Directors:
Barbara J. Fouss	$50,001-$100,000
Walter W. Buckley, III	Over $100,000
Philip E. Hughes, Jr.	$50,001-$100,000
Robert N.C. Nix, III	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) promulgated under the Exchange Act.
(2)

The dollar range of equity securities beneficially owned by the Company’s directors is calculated in accordance with the applicable account statement rules of The Financial Industry Regulatory Authority, Inc.

(3)	The dollar range of equity securities beneficially owned are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000.

PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES

Background

Pursuant to the bylaws of the Company, the number of directors on the Board may not be fewer than one, as required by the Maryland General Corporation Law, or greater than twelve. The Board currently has five Directors, each of whom will hold office for the term to which he or she was elected and until his or her successor is duly elected and qualified. Pursuant to the Charter, the five Directors are currently divided into three classes (each a “Class”): Class I, Class II and Class III. The term of office of one Class expires each year.

At the Annual Meeting, stockholders of the Company are being asked to consider the election of the following director nominees:

Class I Directors to Serve until 2023 Annual Meeting of Stockholders

Barbara J. Fouss and Walter W. Buckley, III

Class II Directors to Serve until 2024 Annual Meeting of Stockholders

Robert N.C. Nix, III and Philip E. Hughes, Jr.

Class III Director to Serve until 2025 Annual Meeting of Stockholders

Michael C. Forman

Each of Walter W. Buckley, III, Philip E. Hughes, Jr. and Michael C. Forman is to be elected by the holders of the Common Shares and the Preferred Shares, voting together as a single class.

Each of Barbara J. Fouss and Robert N.C. Nix, III is to be elected by the holders of the Preferred Shares.

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the director nominees named above. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Board’s Nominating and Corporate Governance Committee. The Board has no reason to believe that any of the persons named as director nominees will be unable or unwilling to serve. Each director nominee has agreed to serve as a director if elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and the Company.

Information about the Board and Director Nominees

The role of the Board is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of the Board also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.

A majority of the members of the Board are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or the Adviser, and are “independent” as defined by Rule 303A.00 in the NYSE Listed Company Manual. These individuals are referred to as the Company’s “independent directors”. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board who are not independent directors are referred to as “interested directors”. The Board is currently comprised of five directors, four of whom are independent directors. The Board has determined that the following directors are independent directors: Barbara J. Fouss, Walter W. Buckley, III, Philip E. Hughes, Jr. and Robert N.C. Nix, III. Based upon information requested from each director and director nominee concerning his or her background, employment and affiliations, the Board has affirmatively determined that none of the independent directors has, or within the last two years had, a material business or professional relationship with the Company, other than in his or her capacity as a member of the Board or any Board committee or as a stockholder.

In considering each director and the composition of the Board as a whole, the Board seeks a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race that the Board believes enables a director to make a significant contribution to the Board, the Company and its stockholders. These experiences, characteristics, attributes and skills, which are more fully described below, include, but are not limited to, management experience, independence, financial expertise and experience serving as directors or trustees of other entities. The Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of the Board and the Company.

These experiences, characteristics, attributes and skills relate directly to the management and operations of the Company. Success in each of these categories is a key factor in the Company’s overall operational success and creating stockholder value. The Company believes that directors and director nominees who possess these experiences, characteristics, attributes and skills are better able to provide oversight of the Company’s management and the Company’s long-term and strategic objectives. Below is a description of the experience, characteristics, attributes and skills of each director that led the Board to conclude that each such person should serve as a director. The Board also considered the specific experience described in each director’s biographical information, as disclosed below.

The following tables set forth certain information regarding the director nominees and the Company’s other independent directors and interested directors.

NOMINEES FOR CLASS I, CLASS II AND CLASS III DIRECTORS

Name, Address(1), Age and Position(s) with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Registered Investment Companies in Fund Complex(2) Overseen by Director	Other Public Directorships Held by Director During Past 5 Years
Independent Directors
Barbara J. Fouss Age: 52 Director	Class I Director; trustee of FS Global Credit Opportunities Fund (“FSGCO”) since November 2013

Barbara J. Fouss is currently the Executive Director of the Gravina Family Office, and previously served as a risk specialist for Provident Bank from January 2020 until March 2022. Prior to beginning her role at Provident, Ms. Fouss served as director of strategic initiatives of Sun National Bank, a national bank and a subsidiary of Sun Bancorp, Inc., from December 2012 to March 2013. Prior to beginning her role as director of strategic initiatives, Ms. Fouss served as Sun National Bank’s chief credit policy officer from August 2011 to November 2012, deputy chief credit policy officer from March 2008 to July 2011 and senior vice president and senior credit officer from 2003 to 2008. Prior to joining Sun National Bank, Ms. Fouss served as a vice president in the energy and power investment banking group of Wachovia Securities, the institutional capital markets and investment banking group of Wachovia Corporation (now Wells Fargo & Company), from 2000 to 2003. Ms. Fouss also served on the boards of trustees of FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D, FS Global Credit Opportunities Fund—T, FS Global Credit Opportunities Fund—ADV and FS Global Credit Opportunities Fund—T2, and served in such role from November 2013, November 2013, February 2016, February 2016 and March 2017, respectively, to December 2020, when they merged into FSGCO. Ms. Fouss received her bachelor’s degree in business administration from Georgetown University.

Ms. Fouss has significant experience as an executive at various companies, including public and private companies. This experience has provided Ms. Fouss, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	None

Name, Address(1), Age and Position(s) with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Registered Investment Companies in Fund Complex(2) Overseen by Director	Other Public Directorships Held by Director During Past 5 Years
Independent Directors

Walter W. Buckley, III Age: 62 Director	Class I Director; trustee of FSGCO since June 2013

Walter W. Buckley, III is a serial entrepreneur and currently serves as Managing Partner and Co-Founder of SEMCAP. From 1996 to 2018, Mr. Buckley previously served in various roles at Actua Corporation, a publicly-traded private equity and venture capital firm, including as co-founder, chairman of the board, chief executive officer and president. Prior to co-founding Actua, Mr. Buckley worked for Safeguard Scientifics, Inc., beginning in 1988 as a financial analyst, and later as vice president of acquisitions from 1991 to 1996. Mr. Buckley currently serves on the board of trustees of Camp Tecumseh and The Episcopal Academy, on the board of directors of the Vetri Community Partnership, on the advisory boards of the Carolina Entrepreneurial Initiative and the UNC Kenan-Flagler Business School, and as chairman of the board of directors of the Starfinder Foundation. In addition, he serves on the board of directors of several startups, including Diagnostic Bio Chips, Dropps and Margaux. He previously served as a director of Verticalnet, Inc. from 1996 to 2005. He also served on the boards of trustees of FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D, FS Global Credit Opportunities Fund—T, FS Global Credit Opportunities Fund—ADV and FS Global Credit Opportunities Fund—T2, and presided in such roles from June 2013, June 2013, February 2016, February 2016 and March 2017, respectively, to December 2020, when they merged into FSGCO. Mr. Buckley received his bachelor’s degree from the University of North Carolina.

Mr. Buckley has significant experience as an entrepreneur and senior executive at public and private organizations. This experience has provided Mr. Buckley, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	Actua Corporation (since 1996)

Name, Address(1), Age and Position(s) with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Registered Investment Companies in Fund Complex(2) Overseen by Director	Other Public Directorships Held by Director During Past 5 Years
Independent Directors
Robert N.C. Nix, III Age: 67 Director	Class II Director; trustee of FSGCO since October 2019

Robert N.C. Nix, III is currently the founder and owner of Pleasant News, Inc. (PNI), an airport concessionaire and management services operator with over 20 years of diversified project management, distribution, food and beverage operations and retail operations, and has served in such capacity since 1995. Mr. Nix previously served as counsel at Obermayer Rebmann Maxwell & Hippel LLP. In addition to these positions, Mr. Nix currently serves on the Board of Hyperion Bank, a community bank focusing on high-level customer service and being an active member of its neighborhood, as well as Board Chairman of Merakey (formerly known as NHS Corporation), a nonprofit corporation providing developmental behavioral health services. Mr. Nix previously served on the City of Philadelphia’s Board of Revision of Taxes, as well as on the boards of Parkside Recovery, the Fairmount Park Conservancy and the Schuylkill River Development Corporation. Mr. Nix also served on the boards of trustees of FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D, FS Global Credit Opportunities Fund—T, FS Global Credit Opportunities Fund—ADV and FSGCO T—2, and served in such roles from October 2019 to December 2020, when they merged into FSGCO. Mr. Nix received his J.D. from the Nova Law Center and received his B.S. in Economics from the University of Pennsylvania.

Mr. Nix’s commitment as an innovator and leader in the Philadelphia community as well as his extensive service on the boards of various companies has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	None

Philip E. Hughes, Jr. Age: 73 Director	Class II Director; trustee of FSGCO since June 2013

Philip E. Hughes, Jr. serves as vice-chairman of Keystone Industries, an international manufacturing and distribution company, and has done so since November 2011. Mr. Hughes also serves as the president of Sovereign

			Two	FS Series Trust (since 2017)

Name, Address(1), Age and Position(s) with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Registered Investment Companies in Fund Complex(2) Overseen by Director	Other Public Directorships Held by Director During Past 5 Years
Independent Directors
Developers, LP, a real estate development company, and has done so since he founded the company in 1999. In 2011, he formed, and currently operates, Philip E. Hughes, Jr., CPA, Esq. Accounting, Tax and Business Services, a professional services firm. He has served as president of Fox Park Corporation, which owns a retail shopping center, since 2005. Prior to these positions, Mr. Hughes served as a partner and head of the Philadelphia office of the accounting firm LarsonAllen LLP from 2000 to 2011. Mr. Hughes currently serves as a trustee for FS Series Trust since 2017, and as the chair of its audit committee. Mr. Hughes also served on the boards of trustees of FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D, FS Global Credit Opportunities Fund—T, FS Global Credit Opportunities Fund—ADV and FS Global Credit Opportunities Fund—T2, and presided in such roles from June 2013, June 2013, February 2016, February 2016 and March 2017, respectively, to December 2020, when they merged into FSGCO. He also served as a director of VIST Financial Corporation from 2007 to 2012, when the bank was acquired by Tompkins Financial Corporation, and also served on the loan committee and audit committee, which he retired from in April, 2021. Further, Mr. Hughes served as a director of Madison Bank and Leesport Bank from 1989 to 2012, and served as chair of the audit committee and a member of the loan committee of each institution. He also is a member of several nonprofit organizations, including Merakey, a leading developmental behavioral health provider, and Inn Dwelling, Inc., an organization that educates underprivileged young people. Mr. Hughes has been a member of the American Institute of Certified Public Accountants since 2000 and of the Pennsylvania Institute of Certified Public Accountants since 1990. Mr. Hughes has been a Certified Public Accountant since 1976, a member of the Bar of

Name, Address(1), Age and Position(s) with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Registered Investment Companies in Fund Complex(2) Overseen by Director	Other Public Directorships Held by Director During Past 5 Years
Independent Directors

the Commonwealth of Pennsylvania since 1976 and a member of the Bar of the United States Tax Court since 1980. He received his bachelor’s degree in accounting from LaSalle University and his J.D. from Villanova University School of Law.

Mr. Hughes has extensive experience concerning financial reporting, accounting and controls, which, combined with his executive leadership roles and membership on various boards and audit committees, has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

Interested Director

Michael C. Forman Age: 61 Chairman, President and Chief Executive Officer	Class III Director; trustee of FSGCO since January 2013

Michael C. Forman is chairman and chief executive officer of Franklin Square Holdings, L.P. (“FS Investments”) and has been leading the company since its founding. He has served as the chairman and chief executive officer of the Adviser since its inception. He currently serves as chairman, president and/or chief executive officer of other funds sponsored by FS Investments and its affiliates. Prior to founding FS Investments, Mr. Forman founded a private equity and real estate investment firm. He started his career as an attorney in the Corporate and Securities Department at the Philadelphia based law firm of Klehr Harrison Harvey Branzburg LLP. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman is a member of a number of civic and charitable boards, including The Franklin Institute, Drexel University and the Philadelphia Center City District Foundation. He is also Chairman of Vetri Community Partnership. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University. Mr. Forman has extensive experience incorporate and securities law and has founded and served in a leadership role of various companies, including the Adviser.

			Three	FS Series Trust (since 2016); FS Credit Income Fund (since 2016); FS Credit Real Estate Income Trust, Inc. (since 2016); FS Energy and Power Fund (since 2010); and FS KKR Capital Corp. (since 2007)

Name, Address(1), Age and Position(s) with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Registered Investment Companies in Fund Complex(2) Overseen by Director	Other Public Directorships Held by Director During Past 5 Years
Interested Director
Mr. Forman’s experience and his positions as the Company’s and the Adviser’s chief executive officer make him a significant asset to the Company.

(1)	The address for each director nominee is c/o FS Credit Opportunities Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.
(2)	The registered investment companies in the “Fund Complex” consist of the Company, FS Series Trust and FS Credit Income Fund.

Risk Oversight and Board Structure

Board’s Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Company consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company; (2) reviewing and approving, as applicable, its compliance policies and procedures; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; (4) overseeing the Company’s investment valuation process via its audit committee that operates pursuant to authority assigned to it by the Board; (5) meeting, or reviewing reports prepared by the representatives of key service providers, including the Company’s investment adviser, administrator, custodian and independent registered public accounting firm, to review and discuss the Company’s activities and to provide direction with respect thereto; (6) reviewing periodically, and at least annually, the Company’s fidelity bond, directors and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; (7) overseeing the Company’s accounting and financial reporting processes, including supervision of the Company’s independent registered public accounting firm to ensure that they provide timely analyses of significant financial reporting and internal control issues; and (8) overseeing the services of the Company’s chief compliance officer to test its compliance procedures and those of its service providers.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s chief compliance officer. The Board receives a quarterly report from the Company’s chief compliance officer, who reports on, among other things, the Company’s compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Company’s chief compliance officer prepares a written report annually evaluating, among other things, the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Company’s chief compliance officer’s report, which is reviewed by the Board, addresses at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Company and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for changes to such policies and procedures as a result of the Company’s chief compliance officer’s annual review; and (4) any material compliance matters that have occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. The Company’s chief compliance officer also meets separately in executive session with the independent directors of the Company at least once each year. In addition to compliance reports from the Company’s chief compliance officer, the Board also receives reports and updates from legal counsel to the Company regarding legal, regulatory and governance matters.

Board Composition and Leadership Structure

Mr. Forman, who is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act, serves as both the chief executive officer of the Company and chairman of the Board. The Board believes that Mr. Forman, as co-founder and chief executive officer of the Company, is the director with the most knowledge of the Company’s business strategy and is best situated to serve as chairman of the Board. The Company’s Charter, as well as the 1940 Act requirement for closed-end funds, requires that a majority of the Board be persons other than “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

While the Company currently does not have a policy mandating a lead independent director, the Board believes that having an independent director fill the lead director role is appropriate. Mr. Buckley currently serves as lead independent director. The lead independent director, among other things, works with the chairman of the Board in the preparation of the agenda for each Board meeting and in determining the need for meetings of the Board, chairs any meeting of the independent directors in executive session, facilitates communications between other members of the Board and the chairman of the Board and/or the chief executive officer and otherwise consults with the chairman of the Board and/or the chief executive officer on matters relating to corporate governance and Board performance.

The Board has concluded that its structure is appropriate given the current size and complexity of the Company and the extensive regulation to which the Company is subject as a closed-end fund.

Board Meetings and Attendance

The Board met nine times during the fiscal year ended December 31, 2021, including four regular quarterly meetings. During the fiscal year ended December 31, 2021, each director attended at least 75% of all meetings of the Board and Board committees on which he or she served (held during the period that such director served). The Company does not have a formal policy regarding director attendance at an annual meeting of stockholders.

Committees of the Board of Directors

The Board has established two standing committees of the Board, which consist of an Audit Committee and a Nominating and Corporate Governance Committee. The Board has not established a standing compensation committee because the executive officers of the Company do not receive any direct compensation from the Company. The Board, as a whole, participates in the consideration of director compensation and decisions on director compensation are based on, among other things, a review of data of comparable closed-end funds. The Board may also engage compensation consultants from time-to-time, following consideration of certain factors related to such consultants’ independence.

Audit Committee

The Board has established an Audit Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Audit Committee. The Audit Committee members are Mr. Hughes (Chairman), Mr. Nix and Ms. Fouss, all of whom are independent. The Board has determined that Mr. Hughes is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is (i) to oversee the integrity of the Company’s accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies, and (ii) to establish guidelines and make recommendations to the Board on matters relating to the valuation of the Company’s investments. The Audit Committee is responsible for selecting, engaging and discharging the Company’s independent accountants, reviewing the plans, scope and results of the audit engagement with the Company’s independent accountants, approving professional services provided by the Company’s independent accountants (including compensation therefor) and reviewing the independence of the Company’s independent accountants. The Audit Committee held four meetings during the fiscal year ended

December 31, 2021. The Audit Committee charter can be accessed via the Company’s website at https://fsinvestments.com/investments/fsco-corporate-governance/.

Nominating and Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee that operates pursuant to a charter and currently consists of one member, including a Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee member is Mr. Nix, who is independent. The primary function of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of directors for election by stockholders, selection of director nominees to fill vacancies on the Board or a committee thereof, development and revision, as appropriate, of applicable corporate governance documentation and practices and oversight of the evaluation of the Board. The Nominating and Corporate Governance Committee did not have any meetings during the fiscal year ended December 31, 2021, but instead acted by a unanimous written consent.

When nominating director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate in accordance with its charter. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the following attributes and criteria of candidates: experience, including experience with investment companies and other organizations of comparable purpose, skills, expertise, diversity, including diversity of gender, race and national origin, personal and professional integrity, time availability in light of other commitments, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board, including, when applicable, to enhance the ability of the Board or committees of the Board to fulfill their duties and/or to satisfy any independence or other applicable requirements imposed by law, rule, regulation or listing standard including, but not limited to, the 1940 Act and rules promulgated by the SEC. Each of the director nominees was approved by the members of the Nominating and Corporate Governance Committee and the entire Board.

The Nominating and Corporate Governance Committee considers candidates suggested by its members and other Board members, as well as the Company’s management and stockholders. A Company stockholder who wishes to recommend a prospective nominee for the Board must provide notice to the Secretary of the Company in accordance with the requirements set forth in the Company’s bylaws, which are described in greater detail under the heading “Submission of Stockholder Proposals.” Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director. The Nominating and Corporate Governance Committee charter can be accessed via the Company’s website at https://fsinvestments.com/investments/fsco-corporate-governance/.

Communications Between Interested Parties and the Board

The Board welcomes communications from interested parties. Interested parties may send communications to the Board or to any particular director to the following address: c/o FS Credit Opportunities Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. Interested parties should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Information about Executive Officers Who Are Not Directors

The following table sets forth certain information regarding the executive officers of the Company who are not directors of the Company. Each executive officer holds his office until his successor is chosen and qualified, or until his earlier resignation or removal.

Name, Address(1) and Age	Position(s) with Company	Length of Time Served	Principal Occupation(s) During Past Five Years
Edward T. Gallivan, Jr. Age: 60	Chief Financial Officer	Since 2018

Edward T. Gallivan, Jr. has served as the Chief Financial Officer of the Company since 2018. Mr. Gallivan also serves as the chief financial officer of certain of the other funds sponsored by FS Investments. Prior to joining FS Investments, Mr. Gallivan was director of financial reporting at BlackRock and assistant treasurer of mutual funds at State Street Research & Management. Mr. Gallivan began his career as an auditor at the global accounting firm PwC where he practiced as a certified public accountant. Mr. Gallivan received his B.S. in Business Administration (Accounting) degree at Stonehill College.

Stephen S. Sypherd Age: 45	Vice President, Treasurer & Secretary	Since 2013

Stephen S. Sypherd has served as the Vice President, Treasurer, and Secretary for the Company since 2013. He also serves as Secretary, General Counsel, Vice President and/or Treasurer of other funds sponsored by FS Investments. Mr. Sypherd has also served in various senior officer capacities for FS Investments and its affiliated investment advisers, including as senior vice president from December 2011 to August 2014, general counsel since January 2013 and managing director since August 2014. He is responsible for legal and compliance matters across all entities and investment products of FS Investments. Prior to joining FS Investments, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal. He serves on the board of trustees of the University of the Arts where he is also the chairman of the audit committee (and on the executive and governance committees of that board).

James F. Volk Age: 59	Chief Compliance Officer	Since 2015	James F. Volk has served as the Chief Compliance Officer of the Company since 2015. Mr. Mr. Volk also serves as the chief

Name, Address(1) and Age	Position(s) with Company	Length of Time Served	Principal Occupation(s) During Past Five Years
compliance officer of the other funds sponsored by FS Investments. He is responsible for all compliance and regulatory issues affecting the Company and the foregoing funds. Prior to joining FS Investments and its affiliated investment advisers in October 2014, Mr. Volk was the chief compliance officer, chief accounting officer and head of traditional fund operations at SEI’s Investment Manager Services market unit. Mr. Volk was also formerly the assistant chief accountant at the SEC’s Division of Investment Management and a senior manager for PricewaterhouseCoopers. Mr. Volk graduated from the University of Delaware with a B.S. in Accounting.

Jason Zelesnik Age: 32	Chief Operating Officer	Since 2020

Jason Zelesnik has served as the Chief Operating Officer of the Company since 2020. He is an executive director of FS Investments, which he joined in May 2014. Previously, Mr. Zelesnik has worked in various portfolio management roles of certain of the other funds sponsored by FS Investments. Prior to FS Investments, Mr. Zelesnik worked in various roles at Cambridge Associates, LLC, an institutional investment advisory and consulting firm. He received his B.S. in Business Administration, with special attainments in commerce, from Washington and Lee University. He also is a CFA charterholder.

(1)	The address for each executive officer is c/o FS Credit Opportunities Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics (as amended and restated, the “Code of Business Conduct and Ethics”) pursuant to Rule 17j-1 promulgated under the 1940 Act, which applies to, among others, its officers, including its chief executive officer and its chief financial officer, as well as the members of the Board. The Company’s Code of Business Conduct and Ethics can be accessed via the Company’s website at https://fsinvestments.com/investments/fsco-corporate-governance/. In addition, the Code of Business Conduct and Ethics is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. The Company intends to disclose any amendments to or waivers of required provisions of the Code of Business Conduct and Ethics on Form 8-K, as required by the Exchange Act and the rules and regulations promulgated thereunder.

Practice and Policies Regarding Personal Trading and Hedging of Company Equity

The Company has also established a policy designed to prohibit our officers, directors, and certain employees of the Adviser from purchasing or selling shares of the Company while in possession of material nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. The policy also prohibits all directors and officers from engaging in hedging or monetization transactions or similar arrangements with respect to the Company’s securities without prior approval of the Company’s chief compliance officer.

Compensation Discussion and Analysis

The Company’s executive officers do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. As an externally managed closed-end fund, services necessary for the Company’s business are provided by individuals who are employees of the Adviser or its affiliates or by individuals who are contracted by the Adviser, the Company or their respective affiliates to work on behalf of the Company pursuant to the terms of that certain investment advisory agreement, dated as of April 18, 2019, and effective as of May 10, 2019, between the Company and the Adviser (the “Current Advisory Agreement”) and that certain administration agreement, dated as of July 15, 2013 (the “Administration Agreement”), between the Company and the Adviser. Each of the Company’s executive officers is an employee of the Adviser or its affiliates and the day-to-day investment operations and administration of the Company’s portfolio are managed by the Adviser. In addition, the Company will reimburse the Adviser for its allocable portion of expenses incurred by the Adviser in performing its obligations under the Current Advisory Agreement and the Administration Agreement.

The Current Advisory Agreement and the Administration Agreement provide that the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of, the Adviser) shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by the Adviser, and the Adviser shall be held harmless for any loss or liability suffered by the Company, arising out of the performance of any of its duties or obligations under the Current Advisory Agreement or the Administration Agreement, respectively, or otherwise as the Company’s investment adviser or administrator, respectively; provided, however, that the Adviser cannot be indemnified for any liability arising out of willful misfeasance, bad faith, or negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the Current Advisory Agreement or the Administration Agreement, as applicable.

Director Compensation

The Company does not pay compensation to its directors who also serve in an executive officer capacity for the Company or the Adviser. The Company’s directors who do not also serve in an executive officer capacity for the Company or the Adviser are entitled to receive annual cash retainer fees, fees for participating in quarterly Board and Board committee meetings and certain other Board and Board committee meetings, and annual fees for serving as a committee chairperson. These directors are Mr. Buckley, Ms. Fouss, Mr. Hughes and Mr. Nix. Mr. Buckley also receives an annual retainer for his service as lead independent director.

Amounts payable under these fee arrangements for the Company are determined and paid quarterly in arrears as set forth below.

Amount
Annual Board Retainer	$100,000
Annual Lead Independent Director Retainer	$25,000
Board Meeting Fees	$2,500
Annual Committee Chair Retainers
Audit Committee	$20,000
Nominating and Corporate Governance Committee	$15,000
Committee Meeting Fees	$1,000

The Company will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and each in-person Board committee meeting not held concurrently with a Board meeting.

The table below sets forth the compensation received by each current and former director from (i) the Company and (ii) all of the companies in the Fund Complex (as defined below), including the Company, in each case, for service during the fiscal year ended December 31, 2021. Our directors do not receive any retirement benefits from us.

Name of Director	Fees Earned or Paid in Cash by the Company	Total Compensation from the Company	Total Compensation from the Fund Complex
Michael C. Forman	—	—	—
Walter W. Buckley, III	$137,500	$137,500	$137,500
Barbara J. Fouss	$116,500	$116,500	$116,500
Philip E. Hughes, Jr.	$136,500	$136,500	$155,500
Robert N.C. Nix, III	$117,500	$117,500	$117,500
Former Directors:
David L. Cohen	$138,083	$138,083	$138,083

Certain Relationships and Related Party Transactions

Compensation of the Investment Adviser and its Affiliates

Pursuant to the Current Advisory Agreement, the Adviser is entitled to (a) an annual management fee of 1.50% of the Company’s average daily gross assets (gross assets equals total assets set forth on the Company’s consolidated statement of assets and liabilities) and (b) an incentive fee based on the Company’s performance. Management fees are calculated and payable quarterly in arrears.

Under the Current Advisory Agreement, the incentive fee is calculated and payable quarterly in arrears based upon the Company’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Company’s “adjusted capital,” equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser under the Administration Agreement, and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with paid-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. “Adjusted capital” means the cumulative gross proceeds received by the Company from the issuance of common shares (including common shares issued in respect of reinvested distributions), reduced by amounts paid in connection with repurchases of common shares under the Company’s share repurchase program.

The calculation of the incentive fee for each quarter is as follows:

•	No incentive fee is payable in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the quarterly hurdle rate of 1.50% (6.00% annualized);

•	100% of the Company’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.667% in any calendar quarter (6.667% annualized) is payable to the Adviser. This portion of the Company’s pre-incentive fee net investment income which exceeds the hurdle rate but is less than or equal to 1.667% is referred to as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 10.0% on all of the Company’s pre-incentive fee net investment income when the Company’s pre-incentive fee net investment income reaches 1.667% in any calendar quarter; and

•

10.0% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.667% in any calendar quarter (6.667% annualized) is payable to the Adviser once the hurdle rate and catch-up have been achieved (10.0% of all the Company’s pre-incentive fee net investment income thereafter is allocated to the Adviser).

Under the Administration Agreement, the Company reimburses the Adviser for its actual costs incurred in providing administrative services to the Company, including the Adviser’s allocable portion of the compensation and related expenses of certain personnel of FS Investments providing administrative services to the Company on behalf of the Adviser. Such services include general ledger accounting, fund accounting, legal services, investor and government relations and other administrative services. The Adviser also performs, or oversees the performance of, the Company’s corporate operations and required administrative services, which includes being responsible for the financial records that the Company is required to maintain and preparing reports to the Company’s stockholders and reports filed with the Securities and Exchange Commission, or the SEC. In addition, the Adviser assists the Company in calculating NAV, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to the Company’s stockholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. The Adviser is required to allocate the cost of these services to the Company based on factors such as assets, revenues and/or time allocations. At least annually, the Board reviews the methodology employed in determining how the expenses are allocated to the Company and the proposed allocation of administrative expenses among the Company and certain affiliates of the Adviser. The Board then assesses the reasonableness of such reimbursements for expenses allocated to the Company based on the breadth, depth and quality of such services as compared to the estimated cost to the Company of obtaining similar services from third-party service providers known to be available. In addition, the Board considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board compares the total amount paid to the Adviser for such services as a percentage of the Company’s net assets to the same ratio as reported by other comparable investment companies. The Company will not reimburse the Adviser for any services for which it receives a separate fee or for any administrative expenses allocated to a controlling person of the Adviser.

The following table describes the fees and expenses incurred under the Current Advisory Agreement and the Administration Agreement during the year ended December 31, 2021 (in thousands):

Related Party	Source Agreement	Description	Amount
The Adviser	Current Advisory Agreement	Management Fee(1)	$34,640
The Adviser	Current Advisory Agreement	Incentive Fee(2)	$9,658
The Adviser	Administration Agreement	Administrative Services Expenses(3)	$5,020

(1)	During the year ended December 31, 2021, $33,435 in management fees were paid to the Adviser. As of December 31, 2021, $8,990 in management fees were payable to the Adviser.
(2)	During the year ended December 31, 2021, $9,621 in incentive fees were paid to the Adviser. As of December 31, 2021, $3,380 in incentive fees were payable to the Adviser.
(3)	During the year ended December 31, 2021, the Company paid $3,770 in administrative services expenses to the Adviser.

Potential Conflicts of Interest

The Adviser’s senior management team is comprised of substantially the same personnel as the senior management teams of the investment advisers to certain other BDCs, open- and closed-end management investment companies, a private fund and a real estate investment trust sponsored by FS Investments (the “Fund Complex”). The registered investment companies in the Fund Complex currently consist of the Company, FS Series Trust and FS Credit Income Fund. As a result, such personnel provide or expect to provide investment advisory services to certain other funds in the Fund Complex and such personnel may serve in similar or other capacities for the investment advisers to future investment vehicles in the Fund Complex. While the investment personnel of the Adviser are not currently providing investment advisory services for clients other than for the Fund Complex, they may do so in the future. In the event that the Adviser provides investment advisory services to other clients in the future, it intends to allocate investment opportunities in a fair and equitable manner consistent with the Company’s investment objectives and strategies, so that the Company will not be disadvantaged in relation to any other client of the Adviser or its management team. In addition, even in the absence of the Adviser retaining additional clients, it is possible that some investment opportunities may be provided to other entities in the Fund Complex, rather than to the Company.

Exemptive Relief

The Company has been granted exemptive relief by the SEC that permits the Company to participate in certain negotiated co-investments alongside other funds managed by the Adviser or certain of its affiliates, subject to certain conditions, including (i) that a majority of the Board who have no financial interest in the co-investment transaction and a majority of the Board who are not “interested persons,” as defined in the 1940 Act, approve the co-investment and (ii) that the price, terms and conditions of the co-investment will be identical for each fund participating pursuant to the exemptive relief.

Bridge Street CLO I Ltd. and Bridge Street CLO II Ltd. (each a “CLO Issuer”) (in thousands)

The collateral manager and administrator of each CLO Issuer, FS Structured Products Advisor, LLC (“FSSPA”), is an affiliate of the Adviser. In accordance with an agreement between FSSPA and the Company, as long as the Company owns more than 4.99% of each CLO Issuer’s equity, FSSPA will reimburse the Company on a quarterly basis in an amount equal to the compensation received by FSSPA from each CLO Issuer for its collateral management and collateral administrator services less certain administrative costs borne by FSSPA during the relevant quarter as defined in the agreement.

Bridge Street Warehouse CLO I Ltd., or Bridge Street Warehouse CLO I, was a CLO Warehouse wholly-owned by the Company as of December 31, 2020. Bridge Street Warehouse CLO I commenced operations in April 2020 and was in the warehouse phase as of December 31, 2020. During the warehouse phase and through January 28, 2021, Bridge Street Warehouse CLO I financed the majority of its loan purchases using its warehouse financing facility. On January 28, 2021, the CLO Warehouse phase terminated when the collateralized loan obligation vehicle, Bridge Street CLO I Ltd., or Bridge Street CLO I, issued to the market various tranches of notes in the amount of $353,700, including $28,200 principal to the Company for subordinated notes and rights to receive cash flows from collateral management fees. On such date, financing through the issuance of debt and equity securities was used to repay the warehouse financing facility.

Bridge Street Warehouse CLO II Ltd., or Bridge Street Warehouse CLO II, was a CLO Warehouse wholly-owned by the Company during 2021. Bridge Street Warehouse CLO II commenced operations on March 29, 2021 and financed the majority of its loan purchases using its warehouse financing facility during the warehouse phase and through September 2, 2021. On September 2, 2021, the CLO Warehouse phase terminated when the collateralized loan obligation vehicle, Bridge Street CLO II Ltd., or Bridge Street CLO II, issued to the market various tranches of notes in the amount of $355,950, including $28,560 principal to the Company for subordinated notes and rights to receive cash flows from collateral management fees. On such date, financing through the issuance of debt and equity securities was used to repay the warehouse financing facility.

Bridge Street Warehouse CLO III Ltd. (in thousands)

Bridge Street Warehouse CLO III Ltd., or Bridge Street Warehouse CLO III, is a CLO Warehouse wholly-owned by the Company, which is accounted for as a financial instrument at fair value as of December 31, 2021. Bridge Street Warehouse CLO III commenced operations on September 30, 2021 and was in the warehouse phase as of December 31, 2021. During the period ended December 31, 2021, the Company contributed $25,000 to Bridge Street Warehouse CLO III. As of December 31, 2021, the Company had an unfunded commitment to Bridge Street Warehouse CLO III of $10,000. The Company had an investment of $25,297 in Bridge Street Warehouse CLO III, at fair value, as of December 31, 2021. Bridge Street Warehouse CLO III financed the majority of its loan purchases using its warehouse financing facility. The amount of interest income from the Bridge Street Warehouse CLO III recorded on the Company’s consolidated statement of operations for the year ended December 31, 2021 was approximately $297.

Independent Registered Public Accounting Firm

Ernst & Young LLP (“Ernst & Young”) is the Company’s independent registered public accounting firm.

Fees

Set forth below are audit fees, audit related fees, tax fees and all other fees billed to the Company by Ernst & Young for professional services performed for the fiscal years ended December 31, 2021 and 2020:

(a)

Audit Fees. The aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and 2020 for professional services rendered by Ernst & Young, the Company’s independent registered public accounting firm (“Ernst & Young”), for the audit of the Company’s annual financial statements and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements were $305,000 and $299,000, respectively.

(b)

Audit-Related Fees. The aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and 2020 for assurance and related services by Ernst & Young that were reasonably related to the performance of the audit of the Company’s financial statements and not reported in Item 4(a) above were $2,000 and $44,543, respectively. Audit-related fees for the year ended December 31, 2021 represent fees billed for access to management resources. Audit-related fees for the year ended December 31, 2020 represent fees billed for professional services provided in connection with the Company’s N-14 filings including preparation of consent letters.

(c)

Tax Fees. The aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and 2020 for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning were $28,320 and $54,150, respectively. Tax fees for the years ended December 31, 2021 and 2020 represent fees billed for tax compliance services provided in connection with the review of the Company’s tax returns and year-end taxable income.

(d)

All Other Fees. No fees were billed to the Company for the fiscal years ended December 31, 2021 and 2020 for products and services provided by Ernst & Young, other than the services reported in Items 4(a) through (c) above.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and Ernst & Young, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021, the Company’s consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2021. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), the SEC and the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by the Company’s independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by Ernst & Young to management.

The Audit Committee received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence. The Audit Committee has reviewed the audit fees paid by the Company to Ernst & Young. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting Ernst & Young from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2021 be included in the Company’s annual report on Form N-CSR for the fiscal year ended December 31, 2021 for filing with the SEC. The Audit Committee also recommended the appointment of Ernst & Young to serve as the independent registered public accounting firm of The Company for the fiscal year ended December 31, 2022.

Audit Committee Members:

Philip E. Hughes, Jr.

Barbara J. Fouss

Robert N.C. Nix, III

The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Conclusion

Based on its consideration of each of the above factors and such other information as the Board deemed relevant, the Board concluded that the Director Election Proposal is in the best interests of the Company and the stockholders and recommended that the stockholders approve the Director Election Proposal.

Pursuant to Section 2-405(a)(1) of the Maryland General Corporation Law, any director who does not receive the vote required for election shall continue to serve as director of the Company until such director resigns or such director’s successor is elected and qualifies.

Vote Required

Each director nominee shall be elected by a plurality of all the votes cast at the Annual Meeting, provided that a quorum is present. Plurality voting means that the director nominee with the most votes for a particular seat is elected for that seat. Each Share may be voted for as many individuals as there are director nominees and for whose election the share is entitled to be voted. Each of Walter W. Buckley, III, Philip E. Hughes, Jr. and

Michael C. Forman is to be elected by the holders of the Common Shares and the Preferred Shares, voting together as a single class. Each of Barbara J. Fouss and Robert N.C. Nix, III is to be elected by the holders of the Preferred Shares. Abstentions and Shares represented by broker non-votes will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Director Election Proposal. There will be no cumulative voting with respect to the Director Election Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: APPROVAL OF ADVISORY AGREEMENT AMENDMENT PROPOSAL

Background

The Company is seeking approval of a proposed advisory agreement (the “Proposed Advisory Agreement”) that would (i) reduce the annual base management fees payable by the Company to the Company’s investment adviser from an annual rate of 1.5% to an annual rate of 1.35% of the Company’s average daily gross assets, and (ii) amend the structure of the incentive fee on income in a manner that would express the “hurdle rate” required for the investment adviser to earn, and be paid, the incentive fee as a percentage of the Company’s net assets rather than adjusted capital. These changes, in the aggregate, may lead to the payment of higher or lower fees to the Adviser for its management of the Company. As detailed below, had the Proposed Advisory Agreement been in effect over the past year, the fees payable to the Adviser would have been moderately lower.

A copy of the Proposed Advisory Agreement is attached as Exhibit A to this proxy statement and is marked to show the changes against the Current Advisory Agreement.

Even if approved by the Company’s stockholders, the Advisory Agreement Amendment Proposal will not be implemented unless and until the Listing occurs.

Information Concerning the Adviser

The Adviser is a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser has its principal offices at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. As of December 31, 2021, the Adviser had approximately $2.4 billion in assets under management.

The following table sets forth the name, position and principal occupation of each chief executive officer and each director of the Adviser. Each individual’s address is 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

Name	Principal Occupation with Adviser
Michael C. Forman*	Chairman, President and Chief Executive Officer
David J. Adelman	Vice-Chairman

*	Mr. Forman is also a controlling person of the Adviser.

Overview of the Current Advisory Agreement

The Current Advisory Agreement was last re-approved by the Board at a meeting held on March 1, 2022, and was most recently approved by the stockholders of the Company on April 18, 2019.

Advisory Services

The Adviser is registered as an investment adviser under the Advisers Act, and serves as the Company’s investment adviser pursuant to the Current Advisory Agreement in accordance with the 1940 Act.

Subject to the overall supervision of the Board, the Adviser oversees the Company’s day-to-day operations and provides the Company with investment advisory services. Under the terms of the Current Advisory Agreement, the Adviser, among other things: (i) determines the composition and allocation of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolio and the manner of implementing such changes; (ii) identifies, evaluates, negotiates and structures the investments the Company makes; (iii) executes, monitors and services the investments the Company makes; (iv) determines what securities the Company will purchase, retain or sell; (v) performs due diligence on prospective portfolio companies; and (vi) provide the

Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably request or require for the investment of its funds. The Adviser’s services under the Current Advisory Agreement may not be exclusive and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.

In addition, the Adviser is authorized to enter into one or more sub-advisory agreements with other investment advisers pursuant to which the Adviser may obtain the services of such sub-adviser(s) to assist the Adviser in fulfilling its responsibilities under the Current Advisory Agreement. Specifically, the Adviser may retain a sub-adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company.

Advisory Fees

Pursuant to the Current Advisory Agreement, the Adviser is entitled to an annual base management fee of 1.5% of the average value of the Company’s daily gross assets and an incentive fee based on the Company’s performance. The Proposed Advisory Agreement would reduce this annual base management fee to 1.35% of the average value of the Company’s daily gross assets (gross assets equals total assets set forth on the Company’s consolidated statement of assets and liabilities).

The incentive fee on income is calculated and payable quarterly in arrears based on “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, measured quarterly and expressed as a rate of return on “adjusted capital,” as defined in the Current Advisory Agreement. Under the Current Advisory Agreement, the hurdle rate is equal to 1.50% per quarter, or an annualized rate of 6.00%, and the Company receives 100% of pre-incentive fee net investment income once the hurdle rate is exceeded until the annualized rate of 6.667% is exceeded, at which point the Company receives 10% of all pre-incentive fee net investment income. Under the Proposed Advisory Agreement, the hurdle rate would remain the same, but it would be expressed as a rate of return on “net assets” rather than “adjusted capital.”

Indemnification

The Current Advisory Agreement provides that the Adviser and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with, or acting on its behalf, the Adviser shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by the Adviser or such other person, and the Adviser or such other person shall be held harmless for any loss or liability suffered by the Adviser or such person to the extent such losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the Company’s charter, the laws of the State of Delaware, the 1940 Act or other applicable law, except the Adviser and such other person shall not be entitled to indemnification against any such loss to the Company or the Company’s stockholders by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the Current Advisory Agreement. The Company maintains a joint liability insurance policy with the Adviser. The premiums for this policy are allocated between the Company and the Adviser based on the proportional share of the premium that the Company and the Adviser would pay had they purchased the Company’s policies separately. The Company’s independent directors must review and approve this allocation on an annual basis. As a result, the Adviser bears the cost of its own liability insurance.

Revisions to the Current Advisory Agreement in the Proposed Advisory Agreement

The Proposed Advisory Agreement is materially similar to the Current Advisory Agreement, except for the proposed amendments detailed below.

Reduction in Base Management Fees

The Proposed Advisory Agreement would reduce the annual base management fee to 1.35% of the average value of the Company’s daily gross assets (gross assets equals total assets set forth on the Company’s consolidated statement of assets and liabilities).

Aggregate Effect of Proposed Changes to Base Management and Incentive Fees

As detailed further below, under the Current Advisory Agreement, approximately $44.3 million combined base management and incentive fees were payable to the Adviser for the year ended December 31, 2021. Under the Proposed Advisory Agreement, such fees would have been approximately $41.1 million, a decrease of approximately 7.2%. Depending on the circumstances, including the performance of the Company, the aggregate advisory fees payable under the Proposed Advisory Agreement could ultimately be higher or lower than those payable under the Current Advisory Agreement for any given period.

Pro Forma Comparison of Fees Payable Under the Current Advisory Agreement and the Proposed Advisory Agreement

The following table is intended to assist you in understanding the fees and expenses that a stockholder would bear directly or indirectly under the Current Advisory Agreement as compared to the Proposed Advisory Agreement. Some of the percentages indicated in the table below are estimates and may vary.

	Current Advisory Agreement	Proposed Advisory Agreement
Base management fee rate	1.50%	1.35%
Base management fee basis	Average value of daily gross assets	Average value of daily gross assets
Income incentive fee rate	10.0%	10.0%
Income incentive fee hurdle	6.0%	6.0%
Income incentive fee basis	Adjusted Capital	Net Asset Value

Effect of the Proposed Advisory Agreement on Base Management Fees

During the year ended December 31, 2021, the Company accrued approximately $34.6 million in base management fees payable to the Adviser. The Company paid approximately $25.6 million of these fees during the year ended December 31, 2021. As of December 31, 2021, approximately $9.0 million in base management fees were payable to the Adviser.

Were the base management fees for the year ended December 31, 2021 calculated under the terms of the Proposed Advisory Agreement, the amount of base management fees payable by the Company to the Adviser for such period would have decreased from approximately $34.6 million to approximately $31.2 million, which represents a decrease of approximately 10.0%.

Amendment to Structure of the Incentive Fee

The Proposed Advisory Agreement would amend the structure of the incentive fee on income in a manner that would express the “hurdle rate” required for the Adviser to earn, and be paid, the incentive fee as a percentage of the Company’s “net assets” rather than “Adjusted Capital” (as defined below).

“Adjusted Capital” is defined in the Current Advisory Agreement to mean cumulative gross proceeds received by the Company from the sale of the Common Shares (including proceeds from the Company’s distribution reinvestment plan) reduced by amounts paid in connection with purchases of the Common Shares pursuant to the Company’s share repurchase program. This provision was initially designed to work in connection with the Company’s former continuous public offerings and its share repurchase program. The

Company’s follow-on continuous public offering ended on October 11, 2017, the date on which the Company (through its former feeder funds) closed the public offering of its Shares. Also, upon the Listing, the Company would no longer conduct a share repurchase program. Therefore, the concept of “Adjusted Capital” will no longer be relevant to the Company. The Company believes that using “net assets” rather than “Adjusted Capital” for purposes of the incentive fee on income is appropriate in connection with the potential Listing of the Company and is consistent with provisions in investment advisory agreements of other listed closed-end funds.

Effect of the Proposed Advisory Agreement on Incentive Fees

During the year ended December 31, 2021, the Company accrued an incentive fee on income of approximately $9.7 million based upon the performance of its portfolio and paid the Adviser approximately $6.3 million in respect of such fee. As of December 31, 2021, approximately $3.4 million was payable to the Adviser in respect of the incentive fee on income.

Were the incentive fee on income for the year ended December 31, 2021 calculated under the terms of the Proposed Advisory Agreement, the amount of the incentive fee on income payable by the Company to the Adviser for such period would have increased from approximately $9.7 million to approximately $9.9 million, which represents an increase of approximately 2.7%.

Below is a presentation of the effect of the Proposed Advisory Agreement on a pro forma basis for the year ended December 31, 2021:

	Combined fees paid under the Current Advisory Agreement	Pro forma fees that would have paid under the Proposed Advisory Agreement(1)	Decrease/ (Increase)	Per Share Decrease/ (Increase)(2)	Percentage Decrease/ (Increase)
Year Ended December 31, 2021
Base management fee	$34.6	$31.2	$3.5	$0.02	10.0%
Income incentive fee	$9.7	$9.9	$(0.3)	$(0.00)	(2.7)%
Total	$44.3	$41.1	$3.2	$0.02	7.2%

(1)	Figures in this column give effect to the Proposed Advisory Agreement for the period presented.
(2)	Based on the average Common Shares outstanding during 2021.

Term

The Current Advisory Agreement became effective on May 10, 2019. After an initial two-year term, the Current Advisory Agreement has been re-approved annually (with the most recent being on March 1, 2022) by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company, and (ii) the vote of a majority of the Company’s directors who are not parties to the Current Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party. The Proposed Advisory Agreement will only become effective upon a Listing. Similar to the Current Advisory Agreement, the Proposed Advisory Agreement will be effective for an initial two-year term and then will be required to be re-approved annually.

Board Considerations

Following the Company’s recent conversion from FS Global Credit Opportunities Fund, a Delaware statutory trust (“FSGCO”), into a Maryland corporation, each of the trustees (each, a “Trustee”, and collectively, the “Trustees”) of FSGCO continued in office as a Director until his or her successor is duly elected and qualified. For Barbara J. Fouss, Walter W. Buckley, III, Robert N.C. Nix, III and Philip E. Hughes, Jr., their status as not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, remained unchanged; for the purposes of the discussion below, these individuals are referred to as the “Independent Trustees”, and the board of Trustees of FSGCO is referred to as the “FSGCO Board”.

The following reflects the FSGCO Board’s considerations in approving the Proposed Advisory Agreement.

At a meeting of the FSGCO Board held on March 1, 2022, the FSGCO Board, including a majority of the Independent Trustees, approved the proposed changes to the Current Advisory Agreement with the Adviser in connection with the Listing. In approving such changes, the FSGCO Board considered information furnished and discussed throughout the year at Board meetings and executive sessions with management and counsel, including information specifically provided for in response to requests for information from the Independent Trustees and their independent legal counsel.

In their deliberations, the FSGCO Board considered a range of materials and information regarding the nature, extent and quality of services provided by the Adviser; the past performance of the Company compared to relevant indices and peer funds; the revised fees and expenses of the Company compared to those of other registered investment companies that the Adviser believed were relatively comparable to the Company in terms of structure, investment objectives, assets under management, portfolio mix and/or other similar criteria; and the profitability of the Adviser. The FSGCO Board also considered information related to potential economies of scale that could be realized as the assets of the Company grow and “fall out” or ancillary benefits enjoyed by the Adviser (and its affiliates) as a result of its relationship with the Company. In addition, the Trustees considered the Listing and the impact that the Listing would have on the Company and the services provided to the Company by the Adviser under the Proposed Advisory Agreement. In addition to evaluating, among other things, the written information provided by the Adviser, the FSGCO Board also considered the presentation provided to the FSGCO Board by representatives of the Adviser and the answers to questions posed by the FSGCO Board to such representatives at the meeting.

The Independent Trustees also met separately in executive session with their independent legal counsel to review and consider the information provided regarding the amendments to the Current Advisory Agreement. Based on their review, the Independent Trustees and the FSGCO Board determined to approve the Proposed Advisory Agreement. In their deliberations, the FSGCO Board did not identify any single factor or group of factors as all-important or controlling, but considered all factors together. The material factors and conclusions that formed the basis for the FSGCO Board’s determinations are discussed below.

Nature, Extent and Quality of Services. In evaluating the nature, extent and quality of the services to be provided by the Adviser as investment adviser to the Company, the FSGCO Board reviewed information describing the financial strength, experience, resources, compliance programs and key personnel of the Adviser, including the background and capabilities of the advisory team. The Trustees noted the significant investment of time, capital and human resources provided by the Adviser that resulted in the successful operation of the Company and also recognized the Adviser’s financial strength and continued efforts to develop and allocate resources necessary to continue to manage the Company. The Trustees considered, among other things, the Adviser’s professional staffing, recognizing the quality of its investment professionals, the expertise of the Adviser in determining appropriate investments and the operational expertise of the Adviser. The FSGCO Board also considered the administrative services the Adviser provides to the Company, including general ledger accounting, fund accounting, legal services, investor relations and other administrative services.

The FSGCO Board noted that the Adviser confirmed that the anticipated Listing and the approval of the Proposed Advisory Agreement would not change the nature, quality and extent of the investment advisory and other services currently being provided to the Company under the Current Advisory Agreement.

The FSGCO Board and the Independent Trustees determined that they were satisfied with the nature, quality and extent of the services to be provided by the Adviser, the expertise and capabilities of the Adviser’s personnel, the Adviser’s financial strength and its efforts to support the management of the Company.

Review of Performance. The FSGCO Board and the Independent Trustees considered the Company’s historical investment performance as compared to the performance of comparable funds in terms of structure,

investment objectives, assets under management, portfolio mix and/or similar criteria, and compared to certain indices spanning the spectrum of primary asset classes in which the Company invests as well as a custom benchmark index, previously requested by the FSGCO Board. The FSGCO Board and the Independent Trustees noted that the Company was in-line with most of its peers and benchmark indices for the one year and since inception periods ended December 31, 2021.

Costs of Services Provided and Profits Realized. The FSGCO Board considered the proposed amendments to the base management and incentive fees, noting the proposed reduction in the base management fee from 1.50% to 1.35% and the change to the calculation of hurdle rate for the incentive fees to be expressed as a percentage of net assets, instead of adjusted capital. The Trustees considered that the proposed structure is consistent with other publicly traded closed-end funds that charge incentive fees. The Company considered the Adviser’s estimate that, based on the Company’s current portfolio (e.g. 8.8% gross yield), the proposed fee structure would reduce the Company’s advisory fees by $3.2 million, but it is possible that the change to the hurdle rate’s base of calculation (net assets vs. adjusted capital) could result in higher aggregate fees to shareholders (base management fees and incentive fees) in some specific range of outperformance (catch-up). The Trustees also considered the analysis by Wells Fargo, a financial banker hired in connection with the Listing, on the proposed changes to the investment advisory fees. The Trustees considered the reasons for the proposed changes including that the calculation of the hurdle rate on adjusted capital was initially designed to work in connection with the Company’s former continuous public offerings and its share repurchase program. The FSGCO Board considered that the Company’s follow-on continuous public offering ended on October 11, 2017, the date on which the Company (through its former feeder funds) closed the public offering of its Shares. Upon the Listing, the Company would no longer conduct a share repurchase program, so the concept of “adjusted capital” would no longer be relevant to the Company.

The FSGCO Board considered the Company’s proposed base management and incentive fees and the Company’s net expense ratios as compared to a group of investment companies that the Adviser believed to be relatively comparable to the Company in terms of structure, investment objectives, assets under management, portfolio mix and/or similar criteria. The FSGCO Board and the Independent Trustees considered that the Company’s fees and expenses were generally consistent with those of the Company’s peers but that in certain circumstances were higher than peers that had different fee structures. The FSGCO Board noted the differences between the Company and its peers including the investment strategies of each and the use of leverage and the event driven and special situations investment strategies employed by the Company, which are more similar to strategies employed by private hedge funds than most publicly-traded closed-end high yield funds.

The FSGCO Board reviewed the profitability information provided by the Adviser and its methodology for determining profitability, as well as the potential for economies of scale. The FSGCO Board determined that the advisory fees, expense ratios and profitability were reasonable in relation to the services to be rendered to the Company by the Adviser. The FSGCO Board also considered that the potential for economies of scale are less likely to be significant given the Company’s structure and focus on identifying and capitalizing upon event driven, special situations and market price inefficiency investment opportunities, which requires considerable resources. The FSGCO Board also considered the Adviser’s commitment to monitor economies of scale on an ongoing basis.

Other Benefits. The FSGCO Board considered other benefits that may accrue to the Adviser and its affiliates from their relationships with the Company, such as the potential benefit that could be experienced by the Adviser from the success of the Company, which could attract other business to the Adviser, and the indirect benefits that the Adviser’s co-investment affiliates and their advisers receive from their relationship with the Company in connection with the Company’s co-investment order.

Overall Conclusions. Based on all of the information considered and the conclusions reached, the FSGCO Board determined that the terms of the Proposed Advisory Agreement are fair and reasonable and that the approval of the Proposed Advisory Agreement is in the best interests of the Company and its shareholders. The FSGCO Board, including a majority of the Independent Trustees, approved the Proposed Advisory Agreement.

If stockholders of the Company do not approve this proposal, the Current Advisory Agreement will remain in effect and the Board will consider and evaluate its options to determine what alternatives are in the Company’s best interests and that of the Company’s stockholders.

Conclusion

Based on its consideration of each of the above factors and such other information as the Board deemed relevant, the Board concluded that the Advisory Agreement Amendment Proposal is in the best interests of the Company and the stockholders and recommended that the stockholders approve the Advisory Agreement Amendment Proposal.

Vote Required

The approval of the Advisory Agreement Amendment Proposal requires the affirmative vote of the stockholders of the Common Shares and the Preferred Shares, voting together as a single class, holding a majority of the outstanding Shares entitled to vote at the Annual Meeting. Under the 1940 Act, a majority of the outstanding Shares may be the lesser of: (a) 67% of the Shares at the Annual Meeting if the holders of more than 50% of the outstanding Shares are present or represented by proxy or (b) more than 50% of the outstanding Shares. You may vote for, against or abstain from voting for the Advisory Agreement Amendment Proposal. Abstentions and Shares represented by broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Advisory Agreement Amendment Proposal. Even if approved by the Company’s stockholders, the Advisory Agreement Amendment Proposal will not be implemented unless and until the Listing occurs.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF THE ADVISORY AGREEMENT AMENDMENT PROPOSAL.

PROPOSAL 3: APPROVAL OF THE TRANSFER RESTRICTIONS PROPOSAL

Background

In light of the Company’s potential Listing, the Board considered that the existence of a large number of outstanding Common Shares and stockholders prior to a Listing could negatively affect the market price of the Common Shares, if following the Listing, there was a significant number of sales of these Common Shares or there was a perception that there could be a significant number of sales of these Common Shares.

The Board considered a number of options to mitigate the concerns arising from the existence of a large number of the Common Shares and stockholders at the time of a potential Listing and determined that it was in the best interest of the Company and its stockholders to include a provision in the Charter that would limit the transferability of the Common Shares outstanding at the time of a Listing for the 180-day period following the Listing. Specifically, the Board determined that without the prior written consent of the Board, a stockholder should not be able to transfer (whether by sale, gift, merger, by operation of law or otherwise), exchange, assign, pledge, hypothecate or otherwise dispose of or encumber (collectively, “Transfer”):

•	two-thirds of the Common Shares held by such stockholder prior to the date of a Listing for 90 days following the Listing; and

•	one-third of the Common Shares held by such stockholder prior to the date of a Listing for 180 days following the Listing.

Any purported Transfer in violation of this provision would be void and have no force or effect. If approved, these transfer restrictions will only affect a stockholder’s ability to Transfer their Common Shares following a Listing. Approval of these transfer restrictions will not affect the manner in which stockholders own their Common Shares or other stockholders’ obligations.

In making the determination that Transfer Restrictions Proposal is in the best interest of the Company and its stockholders, the Board considered the following:

•	As of the Record Date, there are 197,119,537 Common Shares outstanding that are owned by 31,501 stockholders of record.

•	There is currently no market for the Common Shares; however, following a Listing, the Common Shares will generally be freely transferable subject to applicable law.

•

Even if a substantial number of sales are not affected, the mere perception of the possibility of these sales could depress the market price of the Common Shares and have a negative effect on its ability to raise capital in the future.

•

Anticipated downward pressure on the Common Shares price due to actual or anticipated sales of the Common Shares from this market overhang could cause some institutions or individuals to engage in short sales of the Common Shares, which could itself cause the price of the Common Shares to decline.

•

The terms of the proposed transfer restrictions are in-line with the transfer restrictions imposed on similarly situated closed-end funds’ stockholders and business development companies’ stockholders.

Conclusion

Based on its consideration of each of the above factors and such other information as the Board deemed relevant, the Board concluded that the Transfer Restrictions Proposal is in the best interests of the Company and the stockholders and recommended that the stockholders approve the Transfer Restrictions Proposal. Even if the Transfer Restrictions Proposal is not approved, the Company expects to continue to seek to move forward with the Listing.

Vote Required

The approval of the Transfer Restrictions Proposal requires the affirmative vote of the holders of a majority of the Common Shares cast, provided that a quorum is present. You may vote for, against or abstain from voting for the Transfer Restrictions Proposal. Abstentions and Shares represented by broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Transfer Restrictions Proposal. Even if approved by the Company’s stockholders, the Transfer Restrictions Proposal will not be implemented unless and until the Listing occurs, and will remain subject to the final approval of the Board. The Board has the discretion to waive the application of the transfer restrictions as to any particular holder of the Common Shares without making such waiver applicable to the entire class of the holders of the Common Shares; however, the Board currently intends that any such waiver would be applicable to the entire class of the holders of the Common Shares or, if not applicable to the entire class, any such waiver would be based on an objective set of criteria. Further, the Board has retained the absolute discretion to withdraw the Transfer Restrictions Proposal at any time prior to the Annual Meeting and the Board has retained for itself the absolute authority to reject (and not implement) the Transfer Restrictions Proposal (even after approved by the stockholders) if it subsequently determines that the Transfer Restrictions Proposal, for any reason, is not then in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF THE TRANSFER RESTRICTIONS PROPOSAL.

SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to the SEC’s Rule 14a-8, a stockholder who intends to present a proposal at the Company’s 2023 annual meeting of stockholders, including nomination of a director, must submit the proposal in writing to the Secretary of the Company at FS Credit Opportunities Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and the Company must receive the proposal no later than December 29, 2022 in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting (or if the 2023 annual meeting is held more than 30 days before or after the first anniversary of the 2022 Annual Meeting of stockholders, the Company must receive such proposal within a reasonable time prior to the Company beginning to print and distribute proxy materials for such meeting).

Notices of intention to present proposals, including nomination of a director, at the Company’s 2023 annual meeting of stockholders should be addressed to the Secretary of the Company and should be received by the Company between November 29, 2022 and 5:00 p.m., Eastern Time, on December 29, 2022, which such dates are the 150th day and 120th day, respectively, prior to the first anniversary of the date that the Company’s proxy statement was released to stockholders for the 2022 Annual Meeting of stockholders. In the event that the date of the Company’s 2023 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the 2022 Annual Meeting of stockholders, a notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of the 2023 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2023 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at a meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the foregoing or other applicable requirements.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

INVESTMENT ADVISER AND ADMINISTRATOR

AND CO-ADMINISTRATOR

Set forth below are the names and addresses of the Company’s investment adviser and administrator and co-administrator:

INVESTMENT ADVISER AND ADMINISTRATOR	CO-ADMINISTRATOR
FS Global Advisor, LLC	State Street Bank and Trust Company
201 Rouse Boulevard	One Lincoln Street, Mailstop SUM 0703
Philadelphia, PA 19112	Boston, MA 02111

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Exhibit A

Proposed Advisory Agreement

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

BETWEEN

FS ~~GLOBAL~~CREDIT OPPORTUNITIES ~~FUND~~CORP.

AND

FS GLOBAL ADVISOR, LLC

This Investment Advisory Agreement (the “Agreement”) is made this ~~18th~~[●] day of ~~April,~~[●], 2022 by and between FS ~~GLOBAL~~CREDIT OPPORTUNITIES ~~FUND, a Delaware statutory trust~~CORP., a Maryland corporation (the “Fund”), and FS GLOBAL ADVISOR, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Fund is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Fund and the Adviser are parties to that certain ~~Amended and Restated~~Investment Advisory Agreement, dated as of ~~October 9~~April 18, ~~2013~~2019 (the “~~Amended and Restated~~Prior Agreement”), pursuant to which the Adviser was retained to furnish investment advisory services to the Fund on the terms and conditions contained therein; and

WHEREAS, the Fund and the Adviser ~~wish to terminate the Amended and Restated~~desire to amend and restate the Prior Agreement ~~and enter into the~~in its entirety as set forth in this Agreement ~~effective as of May 10, 2019 (the “Effective Date”); and~~.

~~WHEREAS, the Fund desires to retain the Adviser to furnish investment advisory services to the Fund on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.~~

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.    Duties of the Adviser.

(a)    Retention of Adviser. The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the board of ~~trustees~~directors of the Fund (the “Board”), for the period and upon the terms herein set forth:

(i)

in accordance with the investment objectives, policies and restrictions that are set forth in the Fund’s then effective Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the “SEC”), as amended from time to time (the “Registration Statement”), and/or the Fund’s shareholder reports filed with the SEC from time to time or otherwise made available to the Fund’s shareholders; and

(ii)

during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Fund’s ~~declaration of trust (“Declaration of Trust~~articles of incorporation (the “Articles”) and bylaws (the “Bylaws”), in each case as may be amended from time to time.

(b)    Responsibilities of Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

(i)	determine the composition and allocation of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes;

(ii)	identify, evaluate and negotiate the structure of the investments made by the Fund;

(iii)	execute, monitor and service the Fund’s investments;

(iv)	determine the securities and other assets that the Fund shall purchase, retain, or sell;

(v)	perform due diligence on prospective portfolio companies; and

(vi)	provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably request or require for the investment of its funds.

(c)    Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Fund hereby delegates to the Adviser, and the Adviser hereby accepts, the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund. In the event that the Fund determines to acquire debt or other financing, the Adviser shall arrange for such financing on the Fund’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act.

(d)    Acceptance of Employment. The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

(e)    Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Fund’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Fund, subject to the oversight of the Adviser and the Fund.

(i)	The Adviser and not the Fund shall be responsible for any compensation payable to any Sub-Adviser.

(ii)

Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, including without limitation the requirements relating to Board and the Fund’s shareholder approval thereunder, and other applicable federal and state law.

(iii)

Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law.

(f)    Independent Contractor Status. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(g)    Record Retention. Subject to review by, and the overall control of, the Board, the Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records with respect to the Fund’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Fund are the property of the Fund and shall surrender promptly to the Fund any such records upon the Fund’s request and upon termination of this Agreement pursuant to Section 9, provided that the Adviser may retain a copy of such records.

2.     The Fund’s Responsibilities and Expenses Payable by the Fund.

(a)    Adviser Personnel. All personnel of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Fund.

(b)    Costs. The Fund shall bear all other costs and expenses of its operations and transactions, as provided in the administration agreement between the Fund and the Adviser (the “Administration Agreement”).

3.    Compensation of the Adviser.

The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee. ~~See Appendix A for examples of how these fees are calculated.~~

(a)    Base Management Fee. The Base Management Fee shall be calculated at an annual rate of ~~1.5~~1.35% of the Fund’s average daily gross assets. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average daily value of the Fund’s gross assets during the most recently completed calendar quarter. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in any such other quarter ~~prior to the occurrence of a Liquidity Event (as defined in the Registration Statement)~~as the Adviser shall determine. The Base Management Fee for any partial quarter shall be appropriately pro ratedpro-rated.

(b)    Incentive Fee. The Incentive Fee shall be calculated and payable quarterly in arrears based on the Fund’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Incentive Fee shall be subject to payment of a preferred return to investors each quarter, expressed as a quarterly rate of return on the ~~average Adjusted Capital (as defined below) for~~value of the Fund’s net assets at the end of the most recently completed calendar quarter, of 1.50% (6.00% annualized), subject to a “catch up” feature (as described below).

For purposes of this fee, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Base Management Fee, expenses reimbursed to the Adviser under the Administration Agreement, and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

~~For purposes of this fee, “Adjusted Capital” shall mean cumulative gross proceeds received by the Fund from the sale of Common Shares (including proceeds from the Fund’s distribution~~

~~reinvestment plan), reduced by amounts paid in connection with purchases of Common Shares pursuant to the Fund’s share repurchase program.~~

The calculation of the Incentive Fee for each quarter is as follows:

(A)

No Incentive Fee shall be payable to the Adviser in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate of 1.50% (6.00% annualized) (the “Preferred Return”) on ~~Adjusted Capital~~net assets in any calendar quarter;

(B)

100% of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Preferred Return but is less than or equal to 1.667% in any calendar quarter (6.667% annualized) shall be payable to the Adviser. This portion of the Fund’s Pre-Incentive Fee Net Investment Income which exceeds the Preferred Return but is less than or equal to 1.667% is referred to as the “catch up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 10.0% on all of the Fund’s Pre-Incentive Fee Net Investment Income when the Fund’s Pre-Incentive Fee Net Investment Income reaches 1.667% in any calendar quarter; and

(C)

10.0% of the amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.667% in any calendar quarter (6.667% annualized) shall be payable to the Adviser once the Preferred Return and catch-up have been achieved (10.0% of all of the Fund’s Pre-Incentive Fee Net Investment Income thereafter shall be allocated to the Adviser).

4.    Covenants of the Adviser.

The Adviser ~~covenants that it will be~~is registered as an investment adviser under the Advisers Act ~~as of the date the Fund commences investment operations and~~and covenants that it will maintain such registration. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.    Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio, and constitutes the best net results for the Fund.

6.    Other Activities of the Adviser.

The services of the Adviser to the Fund are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund, so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director or trustee of, or providing consulting services to, one or more of the Fund’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that ~~trustees~~directors, officers, employees and shareholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, interest holders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, interest holders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

7.    Responsibility of Dual ~~Trustees~~Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Adviser is or becomes a ~~trustee,~~director, officer and/or employee of the Fund and acts as such in any business of the Fund, then such manager, partner, member, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, member, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8.    Indemnification.

The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser or such other person in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings)) with respect to the receipt of compensation for services, and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, to the extent such damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of ~~Delware~~Maryland or the ~~Declaration of Trust~~Articles. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

9.    Effectiveness, Duration and Termination of Agreement.

(a)    Term and Effectiveness. This Agreement shall become effective as of the date hereof (the “Effective Date”) and shall remain in effect for two years from the Effective Date, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Fund’s ~~trustees~~directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(b)     Termination. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, (i) by the vote of a majority of the outstanding voting securities of the Fund, (ii) by the vote of the Board, or (iii) by the Adviser. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed to it under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

10.    Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.    Amendments.

This Agreement may be amended in writing by mutual consent of the parties hereto, subject to the provisions of the Investment Company Act and the ~~Declaration of Trust~~Articles.

12.    Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of ~~Delware~~New York. This Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of ~~Delware~~New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FS ~~GLOBAL~~ CREDIT OPPORTUNITIES ~~FUND~~CORP.

By:
Name: Michael C. Forman
Title: President and Chief Executive Officer

FS GLOBAL ADVISOR, LLC

By:
Name: Michael C. Forman
Title: Chief Executive Officer

~~Appendix A~~

~~NOTE: All percentages herein refer to Adjusted Capital.~~

~~Example 1: Incentive Fee for Each Calendar Quarter~~

~~Scenario 1~~

~~Assumptions~~

~~Investment income (including interest, dividends, fees, etc.) = 1.25%~~

~~Preferred Return(1) = 1.50%~~

~~Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%~~

~~Pre-Incentive Fee Net Investment Income~~

~~(investment income – (Base Management Fee + other expenses)) = 0.675%~~

~~Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate, therefore there is no Incentive Fee payable.~~

~~Scenario 2~~

~~Assumptions~~

~~Investment income (including interest, dividends, fees, etc.) = 2.2%~~

~~Preferred Return(1) = 1.50%~~

~~Base Management Fee(2) = 0.375%~~

~~Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%~~

~~Pre-Incentive Fee Net Investment Income~~

~~(investment income – (Base Management Fee + other expenses)) = 1.625%~~

~~Incentive Fee = 100% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(4)~~

~~= 100% x (1.625% – 1.5%)~~

~~= 0.125%~~

~~Pre-Incentive Fee Net Investment Income exceeds the preferred return rate, but does not fully satisfy the “catch-up” provision, therefore the Incentive Fee is 0.125%.~~

~~Scenario 3~~

~~Assumptions~~

~~Investment income (including interest, dividends, fees, etc.) = 2.75%~~

~~Preferred Return(1) = 1.50%~~

~~Base Management Fee(2) = 0.375%~~

~~Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%~~

~~Pre-Incentive Fee Net Investment Income~~

~~(investment income – (Base Management Fee + other expenses)) = 2.175%~~

~~Catch up = 100% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(4)~~

~~Incentive Fee = 100% × “catch-up” + (10.0% × (Pre-Incentive Fee Net Investment Income –1.667%)) Catch up = 1.667% – 1.5%~~

~~= 0.1667%~~

~~Incentive Fee = (100% × 0.1667%) + (10.0% × (2.175% – 1.667%))~~

~~= 0.1667% + (10.0% × 0.508%)~~

~~= 0.1667% + 0.0508%~~

~~= 0.2175%~~

~~Pre-Incentive Fee Net Investment Income exceeds the preferred return and fully satisfies the “catch-up” provision, therefore the Incentive Fee is 0.2175%.~~

~~(1)~~	~~Represents 6.00% annualized preferred return.~~

~~(2)~~	~~Represents 1.5% annualized Base Management Fee on average daily gross assets. Examples assume assets are equal to Adjusted Capital.~~

~~(3)~~	~~Excludes organization and offering expenses.~~

~~(4)~~

~~The “catch-up” provision is intended to provide the Adviser with an incentive fee of 10.0% on all Pre-Incentive Fee Net Investment Income when the Fund’s net investment income exceeds 1.667% in any calendar quarter.~~

~~*~~

~~The returns shown are for illustrative purposes only. No Incentive Fee is payable to the Adviser in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the Preferred Return. Positive returns are shown to demonstrate the fee structure and there is no guarantee that positive returns will be realized. Actual returns may vary from those shown in the examples above.~~

Appendix A

5% Beneficial Share Ownership

To the knowledge of the Company, as of April 15, 2022, the following persons beneficially owned more than 5% of the Company’s outstanding Preferred Shares.

Title of Class	Name and Address of Beneficial Owner	Aggregate Share Amount Beneficially Owned	Percent
Preferred	Barings LLC 300 South Tryon Street Suite 2500 Charlotte, NC 28202	125,000	31.3%

Preferred	The Guardian Life Insurance Company of America 10 Hudson Yards New York, NY 10001	60,000	15.0%

Preferred	Kuvare Insurance Services LP Kuvare Insurance Services LLC 115 Broadway, Suite 1302 New York, NY 10006	50,000	12.5%

Preferred	RGA Reinsurance Company 16600 Swingley Ridge Road Chesterfield, Missouri 63017	25,000	6.3%

Preferred	Athene Annuity and Life Company 7700 Mills Civic Parkway West Des Moines, IA, 50266	25,000	6.3%

Preferred	Minnesota Life Insurance Company 400 Robert Street North, St. Paul, MN 55101-2098 Attn: Securian Asset Management, Inc.	25,000	6.3%

Preferred	Thrivent Financial for Lutherans 901 Marquette Avenue, Suite 2500 Minneapolis, MN 55402	25,000	6.3%

Preferred	WWK Investment S.A. 1c Rue Gabriel Lippmann 5365 Schuttrange, Luxembourg	20,000	5.0%

FS CREDIT OPPORTUNITIES CORP. 201 Rouse Boulevard Philadelphia, PA 19112     VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. GENERAL QUESTIONS 1-855-486-7904 VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED     FS Credit Opportunities Corp. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1.To elect the following individuals as directors, as outlined below: Class I Directors to Serve until 2023 Annual Meeting of Stockholders Barbara J. Fouss Walter W. Buckley, III Class II Directors to Serve until 2024 Annual Meeting of Stockholders Robert N.C. Nix, III Philip E. Hughes, Jr. Class III Director to Serve until 2025 Annual Meeting of Stockholders Michael C. Forman 2.To approve an amended and restated investment advisory agreement between the Company and FS Global Advisor, LLC, its investment adviser, which will be entered into and become effective upon a future listing of the Company’s outstanding shares of common stock on the New York Stock Exchange. ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date The Notice and Proxy Statement are available at www.proxyvote.com. E09826-P79548

FS Credit Opportunities Corp.

Annual Meeting of Stockholders

June 22, 2022

This proxy is solicited by the Board of Directors

HOLDERS OF PREFERRED SHARES

The undersigned hereby appoints Stephen S. Sypherd and Ron Tanner, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend an Annual Meeting of Stockholders of FS Credit Opportunities Corp., a Maryland corporation (the “Company”), to be held at 3:00 p.m., Eastern Time, on June 22, 2022, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof (the “Annual Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of preferred stock of the Company (the “Preferred Shares”) held of record by the undersigned as of any applicable record date. The proxy statement and the accompanying materials are being mailed on or about April 29, 2022 to stockholders of record as of April 21, 2022 and are available at www.proxyvote.com. All properly executed proxies representing Preferred Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

If no specification is made, the Preferred Shares will be voted FOR the proposals:

1.    To elect the following individuals as directors, as outlined below:

Class I Directors to Serve until 2023 Annual Meeting of Stockholders

Barbara J. Fouss

Walter W. Buckley, III

Class II Directors to Serve until 2024 Annual Meeting of Stockholders

Robert N.C. Nix, III

Philip E. Hughes, Jr.

Class III Director to Serve until 2025 Annual Meeting of Stockholders

Michael C. Forman

2. To approve an amended and restated investment advisory agreement between the Company and FS Global Advisor, LLC, its investment adviser, which will be entered into and become effective upon a future listing of the Common Shares on the New York Stock Exchange, that would (a) reduce the annual base management fees payable by the Company to the Company’s investment adviser from an annual rate of 1.5% to an annual rate of 1.35% of the Company’s average daily gross assets, and (b) amend the structure of the incentive fee on income in a manner that would express the “hurdle rate” required for the investment adviser to earn, and be paid, the incentive fee as a percentage of the Company’s net assets rather than adjusted capital.

If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors of the Company knows of no other business to be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to a proposal by attending the Annual Meeting and voting his or her shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Continued and to be signed on reverse side

FS CREDIT OPPORTUNITIES CORP. 201 Rouse Boulevard Philadelphia, PA 19112     VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. GENERAL QUESTIONS 1-855-486-7904 VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED     FS Credit Opportunities Corp. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1.To elect the following individuals as directors, as outlined below: Class I Directors to Serve until 2023 Annual Meeting of Stockholders Walter W. Buckley, III Class II Directors to Serve until 2024 Annual Meeting of Stockholders Philip E. Hughes, Jr. Class III Director to Serve until 2025 Annual Meeting of Stockholders Michael C. Forman 2.To approve an amended and restated investment advisory agreement between the Company and FS Global Advisor, LLC, its investment adviser, which will be entered into and become effective upon a future listing of the Company’s outstanding shares of common stock on the New York Stock Exchange. 3.To approve a provision in the Company’s articles of incorporation that would limit the transferability of the Company’s shares of common stock in the 180-day period following the Listing generally consistent with that implemented by other closed-end funds (this will remain subject to the final approval of the Board). ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date The Notice and Proxy Statement are available at www.proxyvote.com. E09826-P79548

FS Credit Opportunities Corp.

Annual Meeting of Stockholders

June 22, 2022

This proxy is solicited by the Board of Directors

HOLDERS OF COMMON SHARES

The undersigned hereby appoints Stephen S. Sypherd and Ron Tanner, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend an Annual Meeting of Stockholders of FS Credit Opportunities Corp., a Maryland corporation (the “Company”), to be held at 3:00 p.m., Eastern Time, on June 22, 2022, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof (the “Annual Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of common stock, par value $0.001 per share (the “Common Shares”), held of record by the undersigned as of any applicable record date. The proxy statement and the accompanying materials are being mailed on or about April 29, 2022 to stockholders of record as of April 21, 2022 and are available at www.proxyvote.com. All properly executed proxies representing Common Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

If no specification is made, the Common Shares will be voted FOR the proposals:

1. To elect the following individuals as directors, as outlined below:

Class I Directors to Serve until 2023 Annual Meeting of Stockholders

Walter W. Buckley, III

Class II Directors to Serve until 2024 Annual Meeting of Stockholders

Philip E. Hughes, Jr.

Class III Director to Serve until 2025 Annual Meeting of Stockholders

Michael C. Forman

2. To approve an amended and restated investment advisory agreement between the Company and FS Global Advisor, LLC, its investment adviser, which will be entered into and become effective upon a future listing of the Common Shares on the New York Stock Exchange, that would (a) reduce the annual base management fees payable by the Company to the Company’s investment adviser from an annual rate of 1.5% to an annual rate of 1.35% of the Company’s average daily gross assets, and (b) amend the structure of the incentive fee on income in a manner that would express the “hurdle rate” required for the investment adviser to earn, and be paid, the incentive fee as a percentage of the Company’s net assets rather than adjusted capital.

3. To approve a provision in the Company’s articles of incorporation that would limit the ability of the holders of the Company’s shares of common stock to sell or otherwise transfer such shares in the 180-day period following the Listing, as is generally consistent with that implemented by other similarly situated closed-end funds and business development companies (this will remain subject to the final approval of the Board).

If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors of the Company knows of no other business to be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to a proposal by attending the Annual Meeting and voting his or her shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Continued and to be signed on reverse side